Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of September 1, 2025, is entered into by and among each of the undersigned stockholders (collectively, the “Stockholders” and each, a “Stockholder”) of Air Lease Corporation, a Delaware corporation (the “Company”), and Gladiatora Designated Activity Company, an Irish private limited company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Takeoff Merger Sub Inc., a Delaware corporation and a wholly owned indirect Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned indirect Subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record and/or direct “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of issued and outstanding Common Stock set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares,” being all of the shares of issued and outstanding Common Stock owned of record or directly beneficially by the Stockholder as of the date hereof, but excluding the shares identified on Exhibit A hereto as “Excluded Shares” or in the footnotes to Exhibit A hereto (the shares listed as “Owned Share” in Exhibit A, as may be adjusted pursuant to Section 9, collectively, the “Owned Shares” and, together with any additional shares of Common Stock or other voting securities of the Company directly acquired by such Stockholder after the date hereof and prior to the Termination Date and not (x) held or acquired by a trust or other person or entity holding Excluded Shares and identified on Exhibit A hereto or (y) Transferred pursuant to a Permitted Transfer (as defined below), as may be adjusted pursuant to Section 9, the “Covered Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Supported Matters. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders (including the Company Stockholder Meeting), including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Covered Shares as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.01(e) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting (including the Company Stockholder Meeting) necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Alternative Proposal or any other proposal made in opposition to or in competition with, or which by its terms is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company other than the Merger and the other transactions contemplated by the Merger Agreement and (iv) any other action, agreement or proposal which to the knowledge of such Stockholder would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders (including the Company Stockholder Meeting), including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1), so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion.

1.2 Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1.1, then in such event such Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Ichiro Tatara, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that such Stockholder shall at all times retain the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters in accordance with Section 1.1. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder.

1.3 Limitations. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Stockholders under Section 1.1 and Section 1.2 shall be limited such that Parent shall not have a voting proxy, or otherwise have direct or indirect voting power, over Covered Shares that would result in Parent being the beneficial owners of more than 4.99% of the Common Stock in the aggregate.

2. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) an Adverse Recommendation Change by the Company Board in accordance with Section 5.04(d) of the Merger Agreement, and (d) with respect to each Stockholder, any modification, waiver or amendment to any provision of the Merger Agreement that is effected without such Stockholder’s prior written consent and that reduces the Merger Consideration or changes the form of consideration being offered to the Company’s stockholders under the Merger

Agreement, imposes any conditions, requirements or restrictions on such Stockholder’s right to receive the Merger Consideration payable to such Stockholder with respect to shares of Common Stock owned by such Stockholder pursuant to the Merger Agreement, materially delays the timing of any such payment after the Effective Time, or otherwise adversely affects such Stockholder (in its capacity as such) in any material respect (the earliest such date set forth in clauses (a) through (d), the “Termination Date”); provided that the provisions set forth in Sections 13 through 24 hereof shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for that party’s willful and material breach of this Agreement that may have occurred on or before such termination.

3. Certain Covenants.

3.1 Merger Agreement Obligations. From the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that such Stockholder shall not, directly or indirectly, (a) solicit, initiate, knowingly encourage or knowingly facilitate any Inquiry, (b) furnish non-public information regarding the Company and the Company Subsidiaries to any Person in connection with an Inquiry or Alternative Proposal, (c) enter into, continue or maintain discussions or negotiations with any Person with respect to an Inquiry or Alternative Proposal, (d) otherwise cooperate with or assist or participate in or facilitate any discussions or negotiations (other than informing Persons of the provisions set forth in this Section 3.1 or contacting any Person making an Alternative Proposal to ascertain facts or clarify terms and conditions for the sole purpose of the Company Board reasonably informing itself about such Alternative Proposal) regarding, or furnish or cause to be furnished to any Person or “Group” (as such term is defined in Section 13(d) of the Exchange Act) any non-public information with respect to, or take any other action to facilitate any Inquiries or the making of any proposal that constitutes, or could be reasonably expected to result in, an Alternative Proposal, (e) approve, agree to, accept, endorse or recommend any Alternative Proposal, or (f) enter into any letter of intent or agreement in principle or any agreement relating to any Alternative Proposal. Immediately upon the execution of this Agreement, each Stockholder will cease and shall cause each of its controlled Affiliates and each of its and its controlled Affiliates’ directors, officers and employees to, and shall instruct and use its reasonable best efforts to cause its and its controlled Affiliates’ other Representatives to immediately cease any discussions, communications or negotiations with any Person relating to an Alternative Proposal and not solicit, initiate, knowingly encourage or knowingly facilitate any Inquiry.

3.2 Transfers. Beginning on the date hereof until the earlier of (x) receipt of the Company Stockholder Approval and (y) the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) create or permit to exist any Liens, other than as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Covered Shares, (iii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of Law), (iv) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, (A) to such Stockholder’s controlled Affiliates, (B) to any Person by will or the Laws of descent and distribution, (C) to any spouse, lineal descendants, siblings or parents of such Stockholder by gift which is made to achieve the estate planning objectives of such Stockholder, (D) to any trust or similar entity or any corporation, limited liability company or partnership (1) substantially all of the economic interests of which are held by or for the benefit of such Stockholder or its spouse, lineal descendants, siblings or parents and (2) which is organized to achieve the estate planning objectives of such Stockholder, (E) under any existing stock sale plan adopted in accordance with Rule 10b5-1(c) (Rule 10b5-1) under the Exchange Act for the sale of shares of Common Stock (a “10b5-1 Plan”), (F) to any charitable organization that is tax exempt under Section 501(c)(3) of the Code and (G) to satisfy any Tax liability incurred by such Stockholder in respect of vesting, exercise or settlement of Company RSUs and Company PSUs held by Stockholder, or (y) any Stockholder may Transfer in open market transactions up to 15% of such Stockholder’s respective Covered Shares in the aggregate (any Transfer pursuant to any of clauses (x)(A) through (G) or (y) in accordance with this paragraph, a “Permitted Transfer”); provided, that, prior to and as a condition to the effectiveness of any such Transfer pursuant to the foregoing clause (x)(A) through (D) or (F), each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such transferee shall be bound by all of the terms and provisions hereof in which case such transferee shall be deemed a Stockholder hereunder. If any involuntary Transfer of any of the Covered Shares shall occur (including, but not limited to, a sale in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the applicable Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.3 Disclosure. Except as required by applicable Law (including, subject to the last sentence of this Section 3.3, in a Form 4, Schedule 13D or 13G Filing which may include this Agreement as an exhibit thereto), the Stockholders (each in its capacity as a stockholder of the Company) shall not, and shall direct their respective Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Each Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Each Stockholder agrees to promptly give Parent or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent or the Company, as applicable, of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent, severally with respect to such Stockholder only, as follows:

4.1 Due Authority. Such Stockholder, if not a natural Person, is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Stockholder (x) if a natural Person, as the legal capacity to, and (y) if not a natural Person, has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to, execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of, or, if such

Stockholder is not a natural Person, vote of holders of any equity securities of, such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

4.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of the Organizational Documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law or order, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i) through (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

4.4 Ownership of the Owned Shares; Voting Power.

(a) (i) such Stockholder is, as of the date of this Agreement, the record and beneficial owner of the Owned Shares, all of which are free and clear of any Liens, other than those created by this Agreement or arising under applicable securities Laws, (ii) except for Company RSUs and Company PSUs, such Stockholder does not own, of record, beneficially, synthetically or constructively, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares and the Excluded Shares, and (iii) such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, other than any 10b5-1 Plan, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire, directly or indirectly, any of the Owned Shares held by such Stockholder.

(b) Other than as provided in this Agreement, such Stockholder has full voting power with respect to all of the Owned Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares. None of the Owned Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Owned Shares, except as provided hereunder.

4.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, investigation, arbitration or inquiry pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no order imposed upon, the Stockholder or any of the Stockholder’s Owned Shares except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Stockholder to perform its obligations under this Agreement in any material respect.

4.6 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

5.1 Due Authority. Parent is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate or other equivalent power and authority and has taken all corporate or other applicable action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate or other applicable action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

6. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of its Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its Subsidiaries, including the exercise of fiduciary duties to the Company or the Company Stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

7. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 8 and Section 23, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.

8. Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Each Stockholder agrees not to (and shall cause its Affiliates and its and their Representatives not to), directly or indirectly, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby.

9. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change prior to the Effective Time in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock,” “Covered Shares,” “Excluded Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

11. Notices. All notices, requests and other communications required or permitted to any Party hereunder will be effective only if in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent if sent by facsimile or electronic mail (provided that notice given by facsimile or electronic mail shall be deemed effective unless the sender receives a bounce-back or error message); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to a Stockholder, to the address set forth on such Stockholder’s signature page hereto; and

if to Parent or Merger Sub, to:

Gladiatora Designated Activity Company
277 Park Avenue, 15th Floor
New York, New York 10172
Attention:	Ichiro Tatara
Email:	ichiro.tatara@sumitomocorp.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Email:	william.aaronson@davispolk.com
lee.hochbaum@davispolk.com
Attention:	William Aaronson
Lee Hochbaum

12. Interpretation. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section or an Exhibit of or to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase

“to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement.

13. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

14. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the parties hereto acknowledge and agree that the Company is an express third party beneficiary of this Agreement solely for the purposes set forth in Section 3.3 and Section 20.

15. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

15.1 Governing Law. This Agreement and all suits, actions or proceedings (whether based on contract, tort, equity or otherwise) directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement or any of the acts or omissions of any party in the negotiation, administration, performance or enforcement hereof or thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction which would require the application of the laws of any other jurisdiction.

15.2 Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the state or federal courts located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.3 Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to this Agreement and all suits, actions or proceedings (whether based on contract, tort, equity or otherwise) arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any of the acts or omissions of any party in the negotiation, administration, performance or enforcement hereof or thereof, as the case may be. Each party hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 15.3.

16. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

17. Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 15.1 above, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 18 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purposes of this Agreement are fulfilled to the extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

20. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance; provided that any amendment to Section 3.3 or this proviso shall require the prior written consent of the Company. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

21. Reliance. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholders’ execution, delivery and performance of this Agreement.

22. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

23. Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.

24. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

YVETTE HOLLINGSWORTH CLARK

By:	/s/ Yvette Hollingsworth Clark
Name:	Yvette Hollingsworth Clark
Title:	Stockholder

CHERYL KRONGARD

By:	/s/ Cheryl Krongard
Name:	Cheryl Krongard
Title:	Stockholder

MARSHALL LARSEN

By:	/s/ Marshall Larsen
Name:	Marshall Larsen
Title:	Stockholder

SUSAN MCCAW

By:	/s/ Susan Mccaw
Name:	Susan Mccaw
Title:	Stockholder

IAN SAINES

By:	/s/ Ian Saines
Name:	Ian Saines
Title:	Stockholder

MATTHEW HART

By:	/s/ Matthew Hart
Name:	Matthew Hart
Title:	Stockholder

ROBERT MILTON

By:	/s/ Robert Milton
Name:	Robert Milton
Title:	Stockholder

JOHN PLUEGER

By:	/s/ John Plueger
Name:	John Plueger
Title:	Stockholder

[Signature Page to Voting Agreement]

STEVEN UDVAR-HAZY

By:	/s/ Steven Udvar-Hazy
Name:	Steven Udvar-Hazy
Title:	Stockholder

CAROL FORSYTE

By:	/s/ Carol Forsyte
Name:	Carol Forsyte
Title:	Stockholder

GREGORY WILLIS

By:	/s/ Gregory Willis
Name:	Gregory Willis
Title:	Stockholder

Address for Notices:

c/o Air Lease Corporation 2000 Avenue of the Stars, Ste 1000N
Los Angeles, CA 90067
Email: cforsyte@airleasecorp.com
Attention: Carol Forsyte

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

GLADIATORA DESIGNATED ACTIVITY COMPANY

By:	/s/ Ichiro Tatara
Name:	Ichiro Tatara
Title:	General Manager

[Signature Page to Voting Agreement]

Exhibit A

STOCKHOLDER	OWNED SHARES		EXCLUDED SHARES
Yvette Hollingsworth Clark	16,697		3,193
Cheryl Krongard	27,647		5,287
Marshall Larsen	12,937		2,474
Susan McCaw	9,805		1,875
Ian Saines	15,199		2,906
Matthew Hart	57,516		11,000
Robert Milton	47,529		9,090
John Plueger	825,764	[1]	157,929
Steven Udvar-Hazy	5,737,299	[2]	1,097,275
Carol Forsyte	76,740		14,676
Gregory Willis	68,812		13,160

[1]	Excludes 1,000 shares of Common Stock held directly by Mr. Plueger’s sons, which shall be considered Excluded Shares for purposes of this Agreement.
[2]

Excludes 36,000 shares of Common Stock held by Emerald Financial (a separate trust for each of Mr. Udvar-Hazy’s four children owns 25% of the membership interests of Emerald LLC), 36,745 shares of Common Stock held directly by Mr. Udvar-Hazy’s wife, and 77,550 shares of Common Stock held directly by Mr. Udvar-Hazy’s four children, all of which shall be considered Excluded Shares for purposes of this Agreement.